EXHIBIT 99.1
PUMA GLOBAL TRUST NO. 2 AGGREGATE TOTALS FOR THE PERIOD FROM
OCTOBER 1, 2004 TO SEPTEMBER 30, 2005
NOTE INFORMATION

	Class A Notes			Class B Notes

Original Principal Balance of each class of Note at the time of their issue	US$	1,000,000,000		A$	63,000,000

Principal Balance of each class of Note at September 27, 2004	US$	420,998,700		A$	63,000,000

Amount applied towards payment of principal on each class of Note during the period from September 27, 2004 to September 25, 2005	US$	141,796,900		A$	0

Principal Balance of each class of Note at September 25, 2005	US$	279,201,800		A$	63,000,000

Note Factor at September 27, 2004		0.420998700			1.000000000

Note Factor at September 25, 2005		0.279201800			1.000000000

Amount to be applied towards payment of interest on each class of Note during the period from September 27, 2004 to September 25, 2005	US$	10,458,641		A$	3,835,836

A$ REDRAW NOTES, A$ SUBORDINATED NOTES

As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Principal at the opening of business on September 27, 2004				A$	250,000
Redraw Facility advances made during the period from September 27, 2004 to September 25, 2005				A$	0
Redraw Facility Principal repaid during the period from September 27, 2004 to September 25, 2005				A$	0
Redraw Facility Principal at the close of business on September 25, 2005				A$	250,000

Interest paid on Redraw Facility Principal during the period from September 27, 2004 to September 25, 2005				A$	13,721

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the opening of business on September 27, 2004				A$	3,975,860
Amounts allocated to Principal Cash Balance during the period from September 27, 2004 to September 25, 2005				A$	0
Amount of Principal Cash Balance allocated to collections during the period from September 27, 2004 to September 25, 2005				A$	1,233,020
Principal Cash Balance at September 25, 2005				A$	2,742,840

INCOME RESERVE IN AUD

Income Reserve at the opening of business on September 27, 2004				A$	0
Amounts allocated to Income Reserve during the period from September 27, 2004 to September 25, 2005				A$	0
Amount of Income Reserve allocated to collections during the period from September 27, 2004 to September 25, 2005				A$	0
Income Reserve at September 25, 2005				A$	0

COLLECTION INFORMATION IN AUD

Collections (1) received by the Trustee during the period from September 27, 2004 to September 25, 2005				A$	297,656,450
Less : Principal Cash Balance at September 25, 2005				A$	2,742,840
Less : Income Reserve at September 25, 2005				A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from September 27, 2004 to September 25, 2005				A$	294,913,610
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from September 27, 2004 to September 25, 2005				A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from September 27, 2004 to September 25, 2005				A$	48,309,999

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 27, 2004 to September 25, 2005				A$	246,603,611

Principal Collections (net of redraws) received by the Trustee during the period from September 27, 2004 to September 25, 2005				A$	246,603,611

Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from September 27, 2004 to September 25, 2005				A$	0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from September 27, 2004 to September 25, 2005				A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 27, 2004 to September 25, 2005				A$	246,603,611

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from September 27, 2004 to September 25, 2005			U	S$	141,796,900

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws
MORTGAGE INSURANCE CLAIMS INFORMATION
Details provided are in respect of the period since the Closing Date to September 30, 2005

Amount of mortgage insurance claims made:	A$	239,432
Amount of mortgage insurance claims paid:	A$	239,432
Amount of mortgage insurance claims pending:	A$	0
Amount of mortgage insurance claims denied:	A$	0

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